As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland
+41 (0)52 633 66 61

(Address of principal executive offices and zip code)

TE Connectivity Ltd. 2007 Stock and Incentive Plan (Amended and Restated as of March 7, 2012)

(Full title of the plan)

Robert A. Scott

Executive Vice President and General Counsel

TE Connectivity Ltd.

1050 Westlakes Drive

Berwyn, Pennsylvania 19312

(610) 893-9560

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Registered shares, CHF 1.37 par value per share	20,000,000	$35.355	$707,100,000.00	$81,033.66

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also registers such additional registered shares that become available under the plan in connection with changes in the number of outstanding registered shares to prevent dilution resulting from events such as recapitalizations, stock dividends, stock splits and reverse stock splits or similar transactions, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)              Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale price of the registered shares of TE Connectivity Ltd., par value CHF 1.37 per share, on the New York Stock Exchange of $35.355 on March 8, 2012.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, this Registration Statement is registering an additional 20,000,000 registered shares, par value CHF 1.37 per share, of TE Connectivity Ltd. (“TE Connectivity”), to be offered and sold pursuant to the TE Connectivity Ltd. 2007 Stock and Incentive Plan (Amended and Restated as of March 7, 2012).  The contents of the following registration statements filed by TE Connectivity are incorporated herein by reference to the extent not modified hereby: Form S-8 filed July 5, 2007 (SEC File No. 333-144355) (the “Earlier Registration Statement”) and Post-Effective Amendment No. 1 to the Earlier Registration Statement filed June 26, 2009, and Form S-8 filed June 10, 2010 (SEC File No. 333-167445).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents, which have been previously filed by TE Connectivity with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(1) TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the Commission on November 18, 2011;

(2) All reports filed by TE Connectivity pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(3) The description of TE Connectivity’s registered shares included in Exhibit 99.2 to the Current Report on Form 8-K filed with the Commission on June 25, 2009, although the par value of the registered shares of TE Connectivity is now CHF 1.37 (approximately US$ 1.50) per share and the registered share capital is CHF 634,420,537.08 (approximately US$ 695,407,801.16).

In addition, all documents filed by TE Connectivity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by TE Connectivity pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of TE Connectivity’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that TE Connectivity discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Pennsylvania, on this 14th day of March, 2012.

TE CONNECTIVITY LTD.

By:	/s/ Terrence R. Curtin
	Name:	Terrence R. Curtin
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas J. Lynch	Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2012
Thomas J. Lynch

/s/ Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 14, 2012
Terrence R. Curtin

/s/ Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)	March 14, 2012
Robert J. Ott

*	Chairman of the Board of Directors	March 14, 2012
Frederic M. Poses

*	Director	March 14, 2012
Pierre R. Brondeau

*	Director	March 14, 2012
Juergen W. Gromer

*	Director	March 14, 2012
William A. Jeffrey

*	Director	March 14, 2012
Yong Nam

*	Director	March 14, 2012
Daniel J. Phelan

*	Director	March 14, 2012
Lawrence S. Smith

*	Director	March 14, 2012
Paula A. Sneed

Signature	Title	Date

*	Director	March 14, 2012
David P. Steiner

*	Director	March 14, 2012
John C. Van Scoter

A Majority of the Board of Directors.

* The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of TE Connectivity Ltd. pursuant to a power of attorney executed by such director or officer.

*By:	/s/ Robert A. Scott
Robert A. Scott
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of TE Connectivity Ltd. in the United States, on this 14th day of March, 2012.

By:	/s/ Robert A. Scott
Robert A. Scott
TE Connectivity Ltd.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Articles of Association of TE Connectivity Ltd. (Incorporated by reference to Exhibit 3.1 to TE Connectivity’s Current Report on Form 8-K, filed May 20, 2011)
4.2	Organizational Regulations of TE Connectivity Ltd. (Incorporated by reference to Exhibit 3.2 to TE Connectivity’s Current Report on Form 8-K, filed March 10, 2011)
5.1*	Opinion of Bär & Karrer AG
10.1

TE Connectivity Ltd. 2007 Stock and Incentive Plan (Amended and Restated as of March 7, 2012) (Incorporated by reference to Exhibit 10.1 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed March 7, 2012)

23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Bär & Karrer AG (included in Exhibit 5.1)
24.1*	Power of Attorney

*              Filed herewith.